Anterix Inc. Reports
Full Fiscal Year 2026 Results

Woodland Park, NJ – June 10, 2026 – Anterix (NASDAQ: ATEX) today announced fiscal 2026 fourth quarter and full fiscal year financial results for the year ended March 31, 2026.

Full Year FY2026 Financial and Operational Highlights

–Executed new spectrum sale agreements with CPS Energy, Texas-New Mexico Power and NorthWestern Energy during FY2026 for total contracted proceeds of $23.9 million
–Subsequent to year end, in April 2026, the Company entered into a new spectrum sale agreement with Benton PUD for a total contract price of $0.8 million
–On February 18, 2026, the FCC adopted the 2026 Report and Order to expand the 900 MHz broadband segment from 6 MHz to 10 MHz
–Received $127 million of contracted proceeds from customers with $50 million of contracted proceeds outstanding
–Launched TowerXTM, a tower site access service, and CatalyX®, a turnkey connectivity management solution
–Delivered broadband licenses to customers covering 155 counties and recorded a $34.8 million gain on sale of intangible assets
–Exchanged narrowband for broadband licenses in 219 counties and recorded a $105.4 million gain
–Invested $27.2 million in spectrum clearing costs

Fourth Quarter FY2026 Financial Highlights

–Delivered broadband licenses to customers covering 92 counties and recorded a $22.0 million gain on sale of intangible assets
–Exchanged narrowband for broadband licenses in 46 counties and recorded a $11.1 million gain
–Invested $7.4 million in spectrum clearing costs

Liquidity and Balance Sheet

At March 31, 2026, the Company had no debt and cash and cash equivalents of $98.5 million. In addition, the Company had a restricted cash balance of $6.1 million in escrow deposits.

The Company has an authorized share repurchase program for up to $250.0 million of the Company’s common stock on or before September 21, 2026. In fiscal 2026 fourth quarter, Anterix had no share repurchase activity. In fiscal 2026 full year, Anterix had share repurchase activity of $1.0 million. As of March 31, 2026, $226.7 million is remaining under the share repurchase program.

Conference Call Information

Anterix senior management will hold an analyst and investor conference call to provide a business update at 9:00 A.M. ET on Thursday, June 11, 2026. Participants interested in joining the call’s live question and answer session are required to pre-register by clicking on the following link https://investors.anterix.com/events/event-details/q4-fy2026-anterix-earnings-conference-call to obtain a dial-in number and unique PIN. It is recommended that you join the call at least 10 minutes before the conference call begins. The call is also being webcast live and will be accessible on the Investor Relations section of Anterix’s website at https://investors.anterix.com/events-presentations. Following the event, a replay of the call will also be available on the Anterix website.

About Anterix Inc.

Anterix is transforming how critical infrastructure stays connected. As the market leader in mission-critical private wireless broadband spectrum for the utility sector, Anterix delivers more secure, private 900 MHz licensed spectrum and advanced intelligent infrastructure solutions that enhance efficiency, strengthen resilience, and accelerate digital transformation. Backed by a growing ecosystem of industry-leading partners, Anterix provides the connectivity foundation that powers a more resourceful and resilient future. Learn more at www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business, financial results, outlook, regulatory actions or opportunities. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements; (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; (iii) Anterix’s ability to timely secure broadband licenses; (iv) Anterix’s ability to successfully commercialize its spectrum assets and services to its targeted utility or other customers in accordance with its plans and expectations; (v) Anterix’s ability to execute on its customer engagement initiatives; and (vi) competition in the market for spectrum and spectrum solutions offered by Anterix. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2026	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$98,533	$47,374
Non-trade receivable	—	2,926
Spectrum receivable	10,638	7,107
Escrow deposits	6,130	547
Prepaid expenses and other current assets	4,684	2,801
Total current assets	119,985	60,755
Escrow deposits	—	7,103
Property and equipment, net	827	1,302
Right of use assets, net	4,069	4,829
Intangible assets	310,712	228,983
Deferred broadband costs	29,069	28,944
Other assets	548	1,188
Total assets	$465,210	$333,104
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$15,028	$9,075
Accrued severance and other related charges	2,810	2,265
Due to related parties	—	30
Operating lease liabilities	1,424	1,643
Contingent liability	2,220	8,093
Deferred revenue	14,513	6,095
Total current liabilities	35,995	27,201
Operating lease liabilities	2,995	3,747
Contingent liability	6,000	15,336
Deferred revenue	146,665	118,577
Deferred gain on sale of intangible assets	4,911	4,911
Deferred income tax	6,323	6,606
Other liabilities	—	125
Total liabilities	202,889	176,503
Commitments and contingencies (See Note 15)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at March 31, 2026 and March 31, 2025	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 18,914,271 shares issued and outstanding at March 31, 2026 and 18,612,804 shares issued and outstanding at March 31, 2025	2	2
Additional paid-in capital	564,617	548,542
Accumulated deficit	(302,298)	(391,943)
Total stockholders’ equity	262,321	156,601
Total liabilities and stockholders’ equity	$465,210	$333,104

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Spectrum revenue	$1,958	$1,389	$6,501	$6,031

Operating expenses
General and administrative	8,560	9,220	36,063	42,671
Sales and support	2,519	1,594	6,900	6,110
Product development	1,267	1,089	4,703	5,735
Severance and other related charges	2,776	258	4,596	3,771
Depreciation and amortization	103	76	464	548
Operating expenses	15,225	12,237	52,726	58,835
Gain on exchange of intangible assets, net	(11,095)	(1,953)	(105,419)	(22,799)
Gain on sale of intangible assets, net	(22,021)	(18,294)	(34,780)	(18,294)
Loss from disposal of long-lived assets, net	14	3	44	3
Income (loss) from operations	19,835	9,396	93,930	(11,714)
Interest income	472	446	1,633	2,159
Other income	75	40	143	75
Income (loss) before income taxes	20,382	9,882	95,706	(9,480)
Income tax expense	1,862	674	5,071	1,892
Net income (loss)	$18,520	$9,208	$90,635	$(11,372)
Net income (loss) per common share basic	$0.99	$0.50	$4.85	$(0.61)
Net income (loss) per common share diluted	$0.98	$0.49	$4.83	$(0.61)
Weighted-average common shares used to compute basic net income (loss) per share	18,761,900	18,577,700	18,688,175	18,562,446
Weighted-average common shares used to compute diluted net income (loss) per share	18,862,936	18,709,205	18,755,739	18,562,446

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
( in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$18,520	$9,208	$90,635	$(11,372)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	103	76	464	548
Stock compensation expense	2,697	2,912	11,491	13,531
Deferred income taxes	182	(130)	(283)	325
Rights of use assets	207	431	760	1,657
Gain on exchange of intangible assets, net	(11,095)	(1,953)	(105,419)	(22,799)
Gain on sale of intangible assets, net	(22,021)	(18,294)	(34,780)	(18,294)
Loss from disposal of long-lived assets, net	14	3	44	3
Changes in operating assets and liabilities
Non-trade receivable	—	(2,926)	2,926	(2,926)
Prepaid expenses and other assets	(552)	(139)	(738)	1,126
Accounts payable and other accrued expenses	(117)	167	(1,707)	550
Accrued severance and other related charges	117	(25)	545	2,265
Due to related parties	—	30	(30)	30
Operating lease liabilities	(225)	(507)	(971)	(1,960)
Contingent liability	(869)	(4,001)	6,195	5,999
Deferred revenue	28,582	(1,389)	36,506	2,460
Other liabilities	(24)	(18)	(127)	(406)
Net cash provided by (used in) operating activities	15,519	(16,555)	5,511	(29,263)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets and other related costs	(7,372)	(5,474)	(27,172)	(18,095)
Proceeds from sale of spectrum	53,498	40,935	67,737	40,935
Purchases of equipment	(22)	(46)	(31)	(87)
Net cash provided by investing activities	46,104	35,415	40,534	22,753
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	5,197	1,691	5,354	3,651
Repurchase of common stock	—	(1,955)	(990)	(8,398)
Payments of withholding tax on net issuance of restricted stock	(44)	—	(770)	(1,843)
Net cash provided by (used) in financing activities	5,153	(264)	3,594	(6,590)
Net change in cash and cash equivalents and restricted cash	66,776	18,596	49,639	(13,100)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents and restricted cash at beginning of the period	37,887	36,428	55,024	68,124
Cash and cash equivalents and restricted cash at end of the period	$104,663	$55,024	$104,663	$55,024

The following tables provide a reconciliation of cash and cash equivalents and restricted cash reported on the Consolidated Balance Sheets that sum to the total of the same such amounts on the Consolidated Statements of Cash Flows:
	March 31, 2026	March 31, 2025	March 31, 2024
Cash and cash equivalents	$98,533	$47,374	$60,578
Escrow deposits	6,130	7,650	7,546
Total cash and cash equivalents and restricted cash	$104,663	$55,024	$68,124

		December 31, 2025	December 31, 2024
Cash and cash equivalents		$29,534	$28,797
Escrow deposits		8,353	7,631
Total cash and cash equivalents and restricted cash		$37,887	$36,428

Anterix Inc.
Earnings Release Tables
Other Financial Information
( in thousands except per share data)
Share Repurchase Program
The following table presents the share repurchase activity for the three months and years ended March 31, 2026 and 2025 (in thousands, except per share data):

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Number of shares repurchased and retired	—	50	43	245
Average price paid per share*	$—	$38.63	$22.94	$33.71
Total cost to repurchase	$—	$1,955	$990	$8,398
*Average price paid per share includes costs associated with the repurchases, excluding excise taxes associated with the share repurchases.
As of March 31, 2026, $226.7 million is remaining under the share repurchase program.
Expected Future Cash Proceeds
The following table illustrates the estimated contracted customer proceeds for Fiscal 2027 and thereafter (in thousands):

Customers	Fiscal 2027(1)	Thereafter(1)(2)
Ameren	$16,300	$—
SDG&E	—	3,100
Xcel Energy	—	4,000
LCRA	—	7,200
CPS	6,500	—
TNMP	1,600	1,600
NWE	700	7,000
Benton PUD	200	500
Total	$25,300	$23,400
1.     Total cash proceeds are subject to change based on final delivery date of the broadband licenses for the associated milestone, which may include penalties associated with delayed deliveries.
2.     Thereafter expected cash proceeds range from FY28 through FY34.